GREM USA - Form S-8
     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Exhibit 23.1


             [Letterhead of Jaspers + Hall, PC]




May 16, 2006

Securities Exchange Commission
Washington, D.C. 20549

Gentlemen:/Madams:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 31, 2006 appearing in the Annual Report on Form 10-KSB of GREM USA for the year ended
December 31, 2005 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/Jaspers + Hall, PC
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Jaspers + Hall, PC
Denver, Colorado